SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-A/A
 Amendment No. 2

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

EMISPHERE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3306985

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:  _____________ (if applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered

None	None

Securities to be registered pursuant to Section 12 (g) of the Act:

Preferred Share Purchase Rights

(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.

          Reference is made to the description of the Preferred Share Purchase Rights contained in the Registrant’s Form 8-A filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, on October 22, 1996 and amended by Registrant’s Amendment No. 1 to Form 8-A as filed with the Commission on June 7, 2001, which is incorporated herein by reference and as further amended by Registrant’s Amendment No. 2 to Form 8-A filed herewith.

Item 2.	Exhibits.

3.1

Restated Certificate of Incorporation of the Company dated June 13, 1997, as amended.  (Filed as Exhibit 3(i) to the Registrant’s Form 10-Q as filed with the Commission on March 16, 1999 and incorporated by reference herein).

3.2

Certificate of Amendment of the Certificate of Incorporation of the Company as filed on June 20, 2005 and Certificate of Correction of the Certificate of Amendment of the Certificate of Incorporation of the Company as filed on July 28, 2005 (Filed as Exhibits 3.1 and 3.2 to the Registrant’s Form 10-Q as filed with the Commission on August 12, 2005 and incorporated by reference herein).

4.1

Rights Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated February 23, 1996. (Filed as Exhibit 4.2 to the Registrant’s Form 8-A as filed with the Commission on October 22, 1996 and incorporated by reference herein).

4.2

Restated Rights Agreement between the Registrant and Mellon Investor Services, LLC. (Filed as Exhibit 4.2 to the Registrant’s Form 8-A Amendment No. 1 as filed with the Commission on June 7, 2001 and incorporated by reference herein).

4.3	Amendment to the Rights Agreement between the Registrant and Mellon Investor Services, LLC, dated September 26, 2005. (Filed herewith).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 26, 2005	EMISPHERE TECHNOLOGIES, INC.

	By:	/s/ Michael Goldberg

Michael M. Goldberg, M.D. Chief Executive Officer

Exhibit Index

3.1

Restated Certificate of Incorporation of the Company dated June 13, 1997, as amended.  (Filed as Exhibit 3(i) to the Registrant’s Form 10-Q as filed with the Commission on March 16, 1999 and incorporated by reference herein).

3.2

Certificate of Amendment of the Certificate of Incorporation of the Company as filed on June 20, 2005 and Certificate of Correction of the Certificate of Amendment of the Certificate of Incorporation of the Company as filed on July 28, 2005 (Filed as Exhibits 3.1 and 3.2 to the Registrant’s Form 10-Q as filed with the Commission on August 12, 2005 and incorporated by reference herein).

4.1

Rights Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated February 23, 1996. (Filed as Exhibit 4.2 to the Registrant’s Form 8-A as filed with the Commission on October 22, 1996 and incorporated by reference herein).

4.2

Restated Rights Agreement between the Registrant and Mellon Investor Services, LLC. (Filed as Exhibit 4.2 to the Registrant’s Form 8-A Amendment No. 1 as filed with the Commission on June 7, 2001 and incorporated by reference herein).

4.3	Amendment to the Rights Agreement between the Registrant and Mellon Investor Services, LLC, dated September 26, 2005. (Filed herewith).